Exhibit 4.2


DATED                               1                          November 2002
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     (1)    THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services Limited)

     (2)    NIAGARA LASALLE (UK) LIMITED

     (3)    NIAGARA CORPORATION
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                           FIFTH AMENDMENT AGREEMENT
                 Relating to an invoice discounting agreement
                       Dated 23 August 1999 (as amended)

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                                Needham & James
                               1 Waterloo Street
                               Birmingham B2 5PG

                                   Ref: RHH

                                   CONTENTS


1          INTERPRETATION....................................................5
2          AMENDMENT.........................................................5
3          CONFIRMATIONS.....................................................5
4          REPRESENTATIONS AND UNDERTAKING...................................5
5          ACKNOWLEDGEMENT...................................................6
6          MISCELLANEOUS.....................................................6
Schedule
           Amendments to the Invoice Discounting Agreement...................7

THIS AMENDMENT AGREEMENT is made on the 1st day of November 2002.

BETWEEN:

(1) THE ROYAL BANK OF SCOTLAND INVOICE DISCOUNTING LIMITED (acting by its agent The Royal Bank of Scotland Commercial Services Limited, a company incorporated in England and Wales with Company Number 943038 whose registered office is at Smith House, PO Box 50, Elmwood Avenue, Feltham, Middlesex, TW13 7QH ("RBID");

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower"); and

(3) NIAGARA CORPORATION, Delaware Corporation whose principal place of business is at 667 Madison Avenue, New York, New York 10021, United States of America ("Niagara")

WHEREAS:

(A) Pursuant to an invoice discounting agreement dated 23 August 1999, between RBID (in its former name of Lombard NatWest Discounting Limited) and the Borrower (the "Discounting Agreement") RBID agreed to make available to the Borrower certain invoice discounting facilities.

(B) The Discounting Agreement was amended by (i) a side letter dated 28 October 1999 between RBID (in its former name of Lombard NatWest Discounting Limited) and the Borrower and (ii) a letter dated 12 September 2001 addressed by The Royal Bank of Scotland Commercial Services Limited (acting as agent for RBID) to the Borrower which amendments were accepted by the Borrower on 17 September 2001 (collectively, the "Side Letters").

(C) The Discounting Agreement was further amended with effect on and from 30 June 2000 pursuant to an Amendment Agreement dated 11 September 2000 (the "First Amendment Agreement").

(D) On 29 December 2000, LND changed its name to RBID and on 1 January 2001 entered into an agency agreement with the Royal Bank of Scotland Commercial Services Limited ("RBSCS") whereby RBSCS has agreed to act as RBID's agent in relation to all administrative matters under, amongst other things, the Discounting Agreement, as amended.

(E) The Discounting Agreement was further amended with effect on and from 30 June 2001 pursuant to an Amendment Agreement dated 16 July 2001 (the "Second Amendment Agreement").

(F) The Discounting Agreement was further amended with effect on and from 31 December 2001 pursuant to an Amendment Agreement dated 21 February 2002 (the "Third Amendment Agreement").

(G) The Discounting Agreement was further amended with effect on and from 31 March 2002 pursuant to an Amendment Agreement dated 9 May 2002 (the "Fourth Amendment Agreement").

(H) The Side Letters, the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement and the Fourth Amendment Agreement are collectively referred to in this Amendment Agreement as the "Prior Amendment Agreements".

(I) The Borrower and RBID have subsequently agreed to certain further amendments to the Discounting Agreement.


NOW IT IS AGREED as follows:

1.       INTERPRETATION

1.1      Definitions

         In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Discounting Agreement, save that any references to the "Discounting Agreement" in this Amendment Agreement shall mean such agreement as amended by the Prior Amendment Agreements.

1.2      Interpretation

         Clause 1.3 of the Discounting Agreement, shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.       AMENDMENTS

2.1 As of and with effect from 23 August 2002, the Discounting Agreement shall be further amended in accordance with the amendments set out in the Schedule to this Amendment Agreement.

3.       CONFIRMATIONS

3.1 Save as expressly amended by the Prior Amendment Agreements and this Amendment Agreement, the Discounting Agreement shall remain in full force and effect.

3.2 Each of the parties hereto confirms that, notwithstanding the amendment of the Discounting Agreement, each of the Discounting Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Discounting Agreement, and that as and from the date of this Amendment Agreement any and all references in each of the Discounting Documents to the Discounting Agreement will, where applicable, be construed as references to the Discounting Agreement as amended by the Prior Amendment Agreements and this Amendment Agreement.

3.3      This Amendment Agreement shall be a Discounting Document.

4.       REPRESENTATIONS AND UNDERTAKING

4.1 The Borrower hereby represents and warrants to RBID that, save as expressly varied or amended by the Prior Amendment Agreements and this Amendment Agreement, each of the representations and warranties referred to in Clause 11.1 of the Discounting Agreement are correct on the date hereof.

4.2 Niagara and the Initial Client each jointly and severally undertake to RBID to effect by 30 November 2002 a conversion of the subordinated loan of (pound)4,625,000 owed by the Initial Client to Niagara into share capital of the Initial Client. It is agreed between the parties that this Amendment Agreement shall be of no further force or effect in the event that such conversion has not been effected in all respects by such date and in such event the failure to effect such conversion shall constitute a breach of the terms of the Discounting Agreement for the purposes of clause 13.1.2 of the Discounting Agreement.

5.       ACKNOWLEDGEMENT

         Niagara is entering into this Amendment Agreement for the purposes of acknowledging the variations to the Discounting Agreement as guarantor of the Borrower's obligations to RBID under the Discounting Agreement and for the purposes of giving the undertaking in clause
         4.2 above but not for any other purpose.

6.       MISCELLANEOUS

6.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

6.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

6.3 The Borrower shall be responsible for, on an indemnity basis, RBID's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.


IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.

                                  SCHEDULE 1


                    Amendments to the Discounting Agreement



With effect on and from 23 August 2002 the Discounting Agreement shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Discounting Agreement and all references to paragraph numbers are references to paragraphs of this Schedule.


1. The front page of the Discounting Agreement shall be further amended by the deletion of the figure "(pound)20,000,000" and the substitution therefor of the figure "(pound)15,000,000;"

2. Clause 1.1. of the Discounting Agreement shall be further amended in the following manner:-

         2.1.1 The definition of "Approved Currencies" shall be deleted in its entirety and replaced with the following :-

                  "Approved Currencies" means each of Sterling, Euros and US Dollars;

         2.1.2 The definition of "Facility Limit" shall be deleted in its entirety and replaced with the following :-

                  "Facility Limit" means (pound)15,000,000 (fifteen million pounds Sterling);"

         2.1.3 The definition of "Global Deduction Percentage" shall be deleted in its entirety and replaced with the following :-

                  "Global Deduction Percentage" means, subject always to clauses 5.11 and 5.12 of this Agreement, 25% (twenty-five per cent) in relation to Receivables purchased by RBID on the relevant ledger (or such other percentage calculated in accordance with clause 5.6):"

         2.1.4 The definition of "Margin" shall be deleted in its entirety and replaced with the following :-

                  "Margin means, subject to clause 6.4, 2% (two percent or two hundred basis points) per annum;"

         2.1.5 The definition of "Interest" shall be deleted in its entirety;

         2.1.6 The definition of "Invoice Discounting Facility" shall be amended by the deletion of the words "(pound)20,000,000 (twenty million pounds Sterling)" and the substitution therefor of the words "(pound)15,000,000 (fifteen million pounds Sterling);"

         2.1.7 The definition of "PBIT" shall be amended by (i) the deletion of the letters "PBIT" and the substitution therefor of with the letters "PBT" and (ii) the deletion of the words "and Interest" in the sixth and seventh lines of the definition;

         2.1.8 The definition of "Permitted Borrowed Money" shall be amended to add the following additional words to the end of sub-paragraph h(ii) "as such amount reduces in accordance with clause 12.2.20(A);"

         2.1.9 The definition of "Termination Date" shall be deleted in its entirety and replaced with the following:-

                  "Termination Date" means 31 July 2004 (or such later date as is agreed in writing between the Initial Client on behalf of the Clients and RBID under clause 7.1);"

3. Clause 2.1 of the Discounting Agreement shall be further amended by the deletion of the words "(pound)20,000,000 (twenty million pounds Sterling)" and the substitution therefor of the words
         "(pound)15,000,000 (fifteen million pounds Sterling)."

4. Clause 5.3.5 of the Discounting Agreement shall be further amended by the deletion of the following accounts:-

         Danish Krona             Account Number 08047448 (W.Wesson)

         Deutschemark             Account Number 08047618 (Ductile Hot Mill),
                                  Account Number 08047561 (Gadd Dudley Port),
                                  Account Number 08047502 (GB Longmores),
                                  Account Number 08047421 (W. Wesson)

         Dutch Guilder            Account Number 08047545 (GB Longmores),
                                  Account Number 08047480 (W. Wesson)

         French Franc             Account Number 08047596 (Gadd Dudley Port),
                                  Account Number 08047510 (GB Longmores),
                                  Account Number 08047413 (W. Wesson)

         Italian Lira             Account No 08047626 (Ductile Hot Mill),
                                  Account Number 08047588 (Gadd Dudley Port),
                                  Account Number 08047529 (GB Longmores),
                                  Account Number 08047456 (W. Wesson)

         Norwegian Krona          Account Number: 08047472 (W. Wesson)

         Swedish Krona            Account Number 08047537 (GB Longmores),
                                  Account Number 08047464 (W. Wesson)

5. Clause 5.3.6.2 of the Discounting Agreement shall be further amended by the deletion of the words "three calendar days" and the substitution therefor of the words "three Business Days;"

6. Clause 5.11.2 of the Discounting Agreement shall be further amended so that the words " or 21.11% (in circumstances where the Global Deduction Percentage has been reduced in accordance with clause 5.12)" shall be added at the end of clause 5.11.2;

7. A new clause 5.12 shall be added to the Discounting Agreement as follows:-

         "5.12 Increase in Global Deduction Percentage

         5.12.1 Upon receipt by RBID of consolidated management accounts for the Initial Client for the seven-month period expiring 31 March 2003 in accordance with clause 12.1.2 (which accounts must be satisfactory in all respects to RBID), RBID hereby agrees with the Client that, subject to:-

                  (a) such management accounts disclosing a cumulative figure for PBT of not less than (pound)1,868,200 for the seven month period expiring 31 March 2003; and

                  (b)      the provisions of clause 5.11 at all times;

                  the Global Deduction Percentage in respect of all Receivables funded by RBID on the sales ledgers denominated in Sterling shall be reduced to 20% (twenty per cent)."

         5.12.2 For any periods after 31 March 2003, in order to continue to have the benefit of the reduced Global Deduction Percentage referred to in clause 5.12.1 above, the Client must:-

                  5.12.2.1. deliver monthly management accounts in accordance with clause 12.1.3 of this Agreement which disclose a PBT figure for the relevant period of not less than the forecasted PBT figure for such period; and

                  5.12.2.2. operate the Invoice Discounting Facility in a manner otherwise reasonably satisfactory to RBID in all respects.

         If either of the requirements of clause 5.12.2.1 or clause 5.12.2.2 are not satisfied, the Global Deduction Percentage for all Receivables funded by RBID on the sales ledger denominated in Sterling shall revert back to 25% (twenty five per cent). The parties further agree that such increase shall be an increase to which clause
         5.6 shall apply. If, as a result of such reversion, the Initial Client exercises its option to repurchase the Purchased Receivables under clause 5.6.5 then, notwithstanding the contents of clause 7.4 or 7.2 of this Agreement, it is also agreed that the prepayment fee of 1.5% of the aggregate amount of the Funding Amount prepaid or Facility Limit cancelled referred to in clause 7.4 shall be payable if the option is exercised by the Client at any time on or before 23 August 2003.

8 Clause 12.1.6 of the Discounting Agreement shall be further amended by the deletion of the words "Interest" and the substitution thereof with the words "Consolidated EBITDA (as defined in clause 12.4.1.1), Consolidated Fixed Charges (as defined in clause 12.4.1.1)."

9. Clause 12.2.14 of the Discounting Agreement shall be deleted in its entirety and replaced with the following new clause 12.2.14:-

         "12.2.14 Payment Timing : procure that any Purchased Receivable is paid within 120 days of the delivery of the relevant invoice;"

10 Clause 12.2.20 of the Discounting Agreement shall be further amended by the addition of the following words at the beginning of the clause after the words "Available Headroom":-

         "Subject to the provisions of clauses 12.2.20(A), 12.2.20(B) and
         12.2.20 (C) below"

         The Discounting Agreement shall be further amended by the addition of new clauses 12.2.20(A), 12.2.20(B) and 12.2.20 (C) as follows:-

         "12.2.20(A) Reduction of Available Headroom : Subject to clauses 12.2.20(B) and 12.2.20 (C) below, RBID and the Initial Client hereby agree that the amount of the Available Headroom required under this Agreement shall reduce on the following basis:-

         Period                               Available Headroom Required
         All times prior to 30/11/02          (pound)2,500,000
         1/12/02 to 31/12/02                  (pound)2,000,000
         1/1/03 to 31/1/03                    (pound)1,500,000
         1/2/03 to 28/2/03                    (pound)1,000,000
         1/3/03 to 31/3/03                    (pound)500,000
         All times after 1/4/03               (pound)nil

         12.2.20(B) The reduction of Available Headroom referred to in clause 12.2.20(A) above shall be on the conditions that:-

                  12.2.20(B).1 RBID has received consolidated management accounts for the Initial Client for October 2002 in accordance with clause 12.1.2 of this Agreement which accounts must be satisfactory in all respect to RBID; and

                  12.2.20(B).2 RBID has received consolidated monthly management accounts for the Initial Client for the accounting periods referred to below which disclose the following monthly and cumulative figures for PBT for the relevant periods:-


              October 02        November 02        December 02         January 03         February 03        March 03
Month PBT     (pound)139,362    (pound)39,213      (pound)(280,587)    (pound)167,461     (pound)128,522     (pound)164,036

Cumulative    (pound)1,649,555  (pound)1,688,768   (pound)1,501,710    (pound)1,669,170   (pound)1,797,693   (pound)1,961,729
PBT


                  If any of the management accounts provided under clause
                  12.1.2 do not disclose a PBT figure for the Initial Client as set out in this clause 12.2.20(B).2 for the relevant period (it being agreed between the parties that if the Initial Client does not achieve a monthly figure but has achieved a cumulative figure, the condition in this clause
                  12.2.20 (B).2 shall be deemed to have been met), the requirements for the Available Headroom shall revert back to the requirements of clause 12.2.20 and the Global Deduction Percentage on any sales ledgers denominated in Sterling shall revert back to 25% (twenty five per cent). The parties further agree that such reversion shall be an increase in the Global Deduction Percentage to which clause 5.6 shall apply. If, as a result of such reversion, the Initial
                  Client exercises its option to repurchase the Purchased Receivables under clause 5.6.5 then, notwithstanding the contents of clause 7.4 or 7.2 of this Agreement, it is also agreed that the prepayment fee of 1.5% of the aggregate amount of the Funding Amount prepaid or Facility Limit cancelled referred to in clause 7.4 shall be payable if the option is exercised by the Client at any time on or before 23 August 2003.".

                  12.2.20(B).3 During the term of the NWB Agreement, the Initial Client shall not reduce the Revolving Facility Available Amount (as defined in the NWB Agreement) to below (pound)1,250,000.

         12.2.20 (C) For any periods after 31 March 2003, in order to continue to have the benefit of the reduced Available Headroom referred to in clause 12.2.20 (A) above, the Initial Client must:-

                  12.2.1.1. deliver monthly management accounts in accordance with clause 12.1.3 of this Agreement which disclose a PBT figure for the relevant period of not less than the forecasted PBT figure for such period;; and

                  12.2.1.2. operate the Invoice Discounting Facility in a manner otherwise reasonably satisfactory to RBID in all respects.

         If either of the requirements of clause 12.2.1.1 or clause 12.2.1. 2 are not satisfied , the requirements for the Available Headroom shall revert back to the requirements of clause 12.2.20 and the Global Deduction Percentage on any sales ledgers denominated in Sterling shall revert back to 25% (twenty five per cent). The parties further agree that such reversion shall be an increase in the Global Deduction Percentage to which clause 5.6 shall apply. If, as a result of such reversion, the Initial Client exercises its option to repurchase the Purchased Receivables under clause 5.6.5 then, notwithstanding the contents of clause 7.4 or 7.2 of this Agreement, it is also agreed that the prepayment fee of 1.5% of the aggregate amount of the Funding Amount prepaid or Facility Limit cancelled referred to in clause 7.4 shall be payable if the option is exercised at any time on or before 23 August 2003."

11 Clause 15.2 of the Discounting Agreement shall be further amended so that the reference to "(pound)50,000" in the second line shall be deleted and replaced by the sum of "(pound)40,000."

12. Clause 19.3.3 of the Discounting Agreement shall be further amended by the deletion of the words "National Westminster Bank plc" in each of clauses 19.3.3.1 and 19.3.3.2 and the substitution therefore with the words "The Royal Bank of Scotland plc."

13 A new clause 24 shall be added to the Discounting Agreement as follows:-

         "24. Contracts (Rights of Third Parties) Act 1999

         Save in respect of any person to whom the rights and benefits under the Discounting Documents are assigned or transferred in accordance with the provisions of clause 19.3 or 19.4, a person who is not party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act."

14. Schedule 4 of the Discounting Agreement shall be further amended by the addition of the following words at the end of the Schedule:-

         "Applicable to all Sites

         1. All proofs of delivery for third party carriers for Customers shall be retained by the Client at the relevant Site or, if not retained, RBID shall be entitled to deduct (or reserve) an amount equal to the amounts owing by the Customers to the third party carriers from the Available Amount.

         2. All advice notes are to include a date, signature and printed name."

15. Schedule 5 of the Discounting Agreement shall be further amended by the deletion of references to "PBIT" and "Interest" in sub-paragraph
         (a) and the substitution therefore of the words "Consolidated EBITDA" and "Consolidated Fixed Charges."

16.      Schedule 6 of the Discounting Agreement shall be further amended by
         (1) the deletion of the following words:-

         "Ductile Hot Mill, Jubilee Works, Chaler Street, Willenhall, West Midlands WV13 1HQ"

         and by the change of address of GB Longmore to read as follows:-

         GB Longmore, Planetary Road, Willenhall, West Midlands WV13 3SW"

SIGNED AND DELIVERED AS A DEED              )
on the 1st day of   November    2002        )
by THE ROYAL BANK OF SCOTLAND               )
INVOICE DISCOUNTING LIMITED                 )
(by its agent The Royal Bank of Scotland    )   /s/ Sean Powell
Commercial Services Limited) acting by      )   ---------------
its duly appointed Attorney under a power   )   (Attorney for and on behalf
granted on the Day of                       )   of The Royal Bank of Scotland
in the presence of:-                        )   Commercial Services Limited)


Witness Signature: /s/ M Bowden
                   ----------------
Witness Name:          M Bowden
Address  Leg House
         90 Greatbridgewater Street
         Manchester  M1 SJW



SIGNED AND DELIVERED AS A DEED              )
on the 1st day of November  2002            )
for and on behalf of NIAGARA LASALLE (UK)   )
LIMITED by                                  )


Anthony John Bagshawe    Director              /s/ Anthony John Bagshawe
---------------------                          -------------------------
(Print Name)                                   (Signature)


Michael Scharf           Director              /s/ Michael Scharf
--------------                                 ------------------
(Print Name)                                   (Signature)



SIGNED AND DELIVERED AS A DEED               )
on the 1st day of  November 2002             )
for and on behalf of NIAGARA CORPORATION by  )


Michael Scharf, President      Duly authorised    /s/ Michael Scharf, President
-------------------------      official           -----------------------------
(Print Name)                                      (Signature)